EXHIBIT 10.55

                              SETTLEMENT AGREEMENT

         This Settlement Agreement made as of August 25, 1999 by and between NATIONAL BOSTON MEDICAL, INC., a Nevada corporation, with offices at 43 Taunton Green, 3rd Floor, Taunton, Massachusetts 02780 ("NBM") and ERNEST ZAVORAL, who resides at 211 Dartmouth Avenue, Canfield, OH 44406 ("ZAVORAL").

         Currently NBM owes $73,056.00 to ZAVORAL (the "INDEBTEDNESS"). In exchange for the following consideration as well as other good and valuable consideration paid in hand, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

         1. NBM shall issue to ZAVORAL (or his designee) and ZAVORAL shall accept 487,040 shares of NBM restricted common stock (the "STOCK") as full and final satisfaction of the INDEBTEDNESS, to be issued within two (2) weeks of execution of this Agreement.

         2. Upon receipt of the STOCK, ZAVORAL shall immediately cause a General Release of All Claims to be executed in favor of NBM.

         This Settlement Agreement is freely and voluntarily executed by ZAVORAL after being apprized of all relevant information and data by his consultants and/or attorneys. ZAVORAL in executing this Settlement Agreement does not rely on any inducements, promises, or representations made by NBM or any of the NBM's representatives. Furthermore, no promise, inducement, or agreement not herein set forth, has been made to ZAVORAL and this Settlement Agreement contains the entire agreement between the parties hereto, and the terms of this Settlement Agreement are contractual and not merely a recital.

         All terms contained herein are subject to approval by the Board of Directors of NBM (the "BOARD"). Should the BOARD fail to approve all or any portion of this Settlement Agreement, this Settlement Agreement shall be null and void and the parties returned to their original positions ab initio.

         Should the foregoing terms meet with your approval, please acknowledge such by affixing your name hereto.


         NATIONAL BOSTON MEDICAL, INC.                  ERNEST ZAVORAL


         By:/s/ Daniel J. Hoyng                         By:/s/ Ernest Zavoral
         ------------------------------                ------------------------
         Daniel Hoyng, President, CEO and Chairman      Ernest Zavoral